                                                                      Exhibit 12



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                         AT OR FOR THE YEAR ENDED
                                        ----------------------------------------------------------------------------
                                           12-31-2001    12-31-2000        12-31-1999     10-31-1988   10-31-1997
INCLUDING INTEREST ON DEPOSITS
EARNINGS:
  NET INCOME                                 $30,967       $23,929           $24,526        $18,090     $16,644
  PROVISION FOR INCOME TAXES                  16,723        12,315            13,394         10,651      10,165
                                        -------------- ---------------- ---------------   -----------   -----------
                                   Sub       $47,690       $36,244           $37,920        $28,741     $26,809
FIXED CHARGES:
  INTEREST EXPENSE (inc Dep.)                113,491        86,336            63,510         62,692      58,025
  RENT EXPENSE                                   265           265               265            199         135
                                        -------------- ---------------- ---------------   -----------   -----------
                                   Sub      $113,756       $86,601           $63,775        $62,891     $58,160

ADJUSTED EARNINGS:                          $161,446      $122,845          $101,695        $91,632     $84,969

FIXED CHARGES:
  INTEREST EXPENSE (inc Dep.)                113,491        86,336            63,510         62,692      58,025
  RENT EXPENSE                                   265           265               265            199         135
                                        -------------- ---------------- ---------------   -----------   -----------
                                            $113,756       $86,601           $63,775        $62,891     $58,160

RATIO OF EARNINGS TO FIXED CHARGES:            1.42x         1.42x             1.59x          1.46x       1.46x



                                                                        AT OR FOR THE YEAR ENDED
                                        -------------------------------------------------------------------------
                                           12-31-2001    12-31-2000    12-31-1999     10-31-1998   10-31-1997
EXCLUDING INTEREST ON DEPOSITS
EARNINGS:
  NET INCOME                                 $30,967       $23,929           $24,526        $18,090     $16,644
  PROVISIONS FOR INCOME TAXES                 16,723        12,315            13,394         10,651      10,165
                                         ------------- --------------   -------------     ----------- -----------
                                     Sub     $47,690       $36,244           $37,920        $28,741     $26,809
FIXED CHARGES:
  INTEREST EXPENSE (ex. Dep.)                 41,474        22,775            10,257          7,125       6,702
  RENT EXPENSE                                   265           265               265            199         135
                                         ------------- --------------   -------------     ----------- -----------
                                     Sub     $41,740       $23,040           $10,522         $7,324      $6,837

ADJUSTED EARNINGS:                           $89,430       $59,284           $48,442        $36,065     $33,646

FIXED CHARGES:
  INTEREST EXPENSE (ex. Dep.)                 41,474        22,775            10,257          7,125       6,702
  RENT EXPENSE                                   265           265               265            199         135
                                         ------------- --------------   -------------     ----------- -----------
                                             $41,740       $23,040           $10,522         $7,324      $6,837

RATIO OF EARNINGS TO FIXED CHARGES:            2.14x         2.57x             4.60x          4.92x       4.92x



     NOTE: Management has determined the interest component of rent expense to be 30.00%